                                                                     EXHIBIT 4.2

                                                                  CONFORMED COPY




                              AMENDED AND RESTATED
                           PARENT GUARANTEE AGREEMENT


                                   dated as of


                                February 13, 1998


                and amended and restated as of February 12, 1999


                                     between


                             Tyco International Ltd.


                                       and


                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent






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                                TABLE OF CONTENTS


                                   ----------

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Accounting Terms and Determinations............................10

                                    ARTICLE 2
                                    GUARANTEE

SECTION 2.01.  The Guarantee..................................................11
SECTION 2.02.  Guarantee Unconditional........................................11
SECTION 2.03.  Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances.......................................12
SECTION 2.04.  Waiver by the Guarantor........................................12
SECTION 2.05.  Subrogation....................................................12
SECTION 2.06.  Stay of Acceleration...........................................12

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

SECTION 3.01.  Corporate Existence and Power..................................12
SECTION 3.02.  Corporate and Governmental Authorization; No Contravention.....13
SECTION 3.03.  Binding Effect.................................................13
SECTION 3.04.  Financial Information..........................................13
SECTION 3.05.  Litigation.....................................................14
SECTION 3.06.  Compliance with ERISA..........................................14
SECTION 3.07.  Environmental Matters..........................................14
SECTION 3.08.  Taxes..........................................................15
SECTION 3.09.  Subsidiaries...................................................15
SECTION 3.10.  Not an Investment Company......................................15
SECTION 3.11.  Full Disclosure................................................15
SECTION 3.12.  Obligations to Be Pari Passu...................................15
SECTION 3.13.  Year 2000 Compliance...........................................15

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Information....................................................16
SECTION 4.02.  Payment of Obligations.........................................17






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                                                                            PAGE
                                                                            ----

SECTION 4.03.  Maintenance of Property; Insurance.............................18
SECTION 4.04.  Conduct of Business and Maintenance of Existence...............18
SECTION 4.05.  Compliance with Laws...........................................19
SECTION 4.06.  Inspection of Property, Books and Records; Confidentiality.....19
SECTION 4.07.  Limitation on Restrictions on Subsidiary Dividends and Other
               Distributions..................................................20
SECTION 4.08.  Debt...........................................................22
SECTION 4.09.  Fixed Charge Coverage..........................................22
SECTION 4.10.  Negative Pledge................................................22
SECTION 4.11.  Consolidations, Mergers and Sales of Assets....................24
SECTION 4.12.  Transactions with Affiliates...................................25
SECTION 4.13.  Restricted Payments............................................26
SECTION 4.14.  Subsidiary Guarantors..........................................26

                                    ARTICLE 5
                                    DEFAULTS

SECTION 5.01.  Guarantor Events of Defaults...................................26
SECTION 5.02.  Notice of Default..............................................29

                                    ARTICLE 6
                                      TAXES

SECTION 6.01.  Withholding Taxes..............................................29
SECTION 6.02.  Certain Other Taxes............................................29
SECTION 6.03.  Reimbursement of Taxes Paid by a Bank..........................29


                                    ARTICLE 7
                                  MISCELLANEOUS

SECTION 7.01.  Notices........................................................30
SECTION 7.02.  No Waivers.....................................................30
SECTION 7.03.  Expenses; Indemnification......................................30
SECTION 7.04.  Judicial Proceedings...........................................31
SECTION 7.05.  Judgment Currency..............................................32
SECTION 7.06.  Amendments and Waivers.........................................32
SECTION 7.07.  Successors and Assigns.........................................32
SECTION 7.08.  GOVERNING LAW..................................................32
SECTION 7.09.  Counterparts...................................................33
SECTION 7.10.  No Seal........................................................33
SECTION 7.11.  WAIVER OF JURY TRIAL...........................................33






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                                                                            PAGE
                                                                            ----


Exhibit A - Form of Subsidiary Guarantee

Exhibit B - Form of Subsidiary Counsel Opinion

                              AMENDED AND RESTATED
                           PARENT GUARANTEE AGREEMENT


         AGREEMENT dated as of February 13, 1998 and amended and restated as of February 12, 1999 between TYCO INTERNATIONAL LTD. and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.



         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Agent for the benefit of the Banks that the Parent Guarantee Agreement between them dated as of February 13, 1998 is amended and restated to read in its entirety as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ACQUIRED DEBT" means Debt of a Person (a) existing at the time such Person becomes a Subsidiary or merges into a Subsidiary and (b) not created in contemplation of such event.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Guarantor (a "Controlling Person") or
(ii) any Person (other than the Guarantor or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that an Affiliate of a Person is a member of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

         "AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks under the Financing Documents, and its successors in such capacity.

         "BANK" means each Person from time to time a "Bank" party to either of the Credit Agreements.

         "BANK DOMESTIC TAXES" means, with respect to any Bank, any taxes, levies, imposts, duties, charges or withholding of any nature (and any interest, penalties, or similar liabilities with respect thereto) which are not Bank Foreign Taxes with respect to such Bank.

         "BANK FOREIGN TAXES" means, with respect to any Bank, any taxes, levies, imposts, duties, charges or withholdings of any nature (and any interest, penalties or similar liabilities with respect thereto) now or hereafter imposed by any jurisdiction or taxing authority (including any possession or territory thereof) other than the jurisdiction of which such Bank is a citizen or a resident or under the laws of which such Bank is organized or any political subdivision thereof or taxing authority thereof or therein.

         "BERMUDA COMPANIES LAW" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Guarantor.

         "BORROWER" means Tyco International Group S.A., a Luxembourg company, and its successors.

         "CONSENTS" has the meaning set forth in Section 3.01.

         "CONSOLIDATED ASSETS" means, at any time, the total assets of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such time.

         "CONSOLIDATED DEBT" means, at any date, the aggregate amount of Debt of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided that (i) if a Permitted Receivables Transaction is outstanding at such date and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Consolidated Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Receivables Transaction been accounted for as a borrowing at such date and (ii) Consolidated Debt shall in any event include all Debt of any Person other than the Guarantor or a Consolidated Subsidiary which is Guaranteed by the Guarantor or a Consolidated Subsidiary, except that Consolidated Debt shall not include Debt of a joint venture, partnership or similar entity which is Guaranteed by the Guarantor or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) so long as the aggregate outstanding principal amount of such excluded Debt at any date does not exceed $50,000,000.

         "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense and (ii) federal, state and local income tax expense.

         "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period, (without duplication) (i) the consolidated interest expense of the Guarantor and its Consolidated Subsidiaries for such period minus (ii) the consolidated interest income of the Guarantor and its Consolidated Subsidiaries for such period, if, and only if, such consolidated interest income is equal to or less than $5,000,000, plus (iii) if a Permitted Receivables Transaction outstanding during such period is accounted for as a sale of accounts receivable under generally accepted accounting principles, the additional consolidated interest expense that would have accrued during such period had such Permitted Receivables Transaction been accounted for as a borrowing during such period, in each case determined on a consolidated basis.

         "CONSOLIDATED NET INCOME" means, for any fiscal period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries for such period, determined on a consolidated basis after eliminating therefrom all Extraordinary Gains and Losses. "EXTRAORDINARY GAINS AND LOSSES" means and includes, for any fiscal period, all extraordinary gains and losses and all other material non-recurring non-cash items of the Guarantor and its Consolidated Subsidiaries for such period, determined on a consolidated basis and, in addition, includes, without limitation, gains or losses from the discontinuance of operations and gains or losses of the Guarantor and its Consolidated Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of the Guarantor or any Consolidated Subsidiary other than in the ordinary course of business.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date and adjusted so as to exclude the effect of the currency translation adjustment as of such date.

         "CONSOLIDATED SUBSIDIARY" means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, Consolidated Subsidiary means a Consolidated Subsidiary of the Guarantor.

         "CONSOLIDATED TANGIBLE ASSETS" means, at any time, the total assets less all Intangible Assets appearing on the most recently prepared balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of a fiscal quarter of the Guarantor, prepared on a consolidated basis in accordance with United States generally accepted accounting principles as in effect on the date of calculation.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, (i) Consolidated Net Worth as of such date minus (ii) Intangible Assets as of such date.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth, each determined as of such date.

         "CREDIT AGREEMENTS" means (i) the 364-Day Credit Agreement dated as of February 12, 1999 among the Borrower, the Banks listed on the signature pages thereof and the Agent and (ii) the Extendible 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the Banks listed on the signature pages thereof and the Agent, in each case as amended from time to time.

         "DEBT" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (it being understood that, subject to the proviso to this definition of "Debt," performance bonds, performance guaranties, letters of credit, bank guaranties and similar instruments shall not constitute Debt of such Person to the extent that the outstanding reimbursement obligations of such Person in respect thereof are collateralized by cash or cash equivalents, which cash or cash equivalents would not be reflected as assets on a balance sheet of such Person prepared in accordance with generally accepted accounting principles), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for (a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business, and (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(vi) all Debt of others Guaranteed by such Person; provided, however, that Debt shall not include:

                       (A) contingent reimbursement obligations in respect of performance bonds, performance guaranties, bank guaranties or letters of credit issued in lieu of performance bonds or performance guaranties or similar instruments, in each case, incurred by such Person in the ordinary course of business;

                       (B) contingent reimbursement obligations in respect of trade letters of credit, or similar instruments, in each case, incurred by such Person in the ordinary course of business; or

                       (C) contingent reimbursement obligations in respect of standby letters of credit or similar instruments securing self-insurance obligations of such Person;

in each case, so long as the underlying obligation supported thereby does not itself constitute Debt.

         "ENVIRONMENTAL LAWS" means any and all statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EXISTING TYCO US DEBT" means publicly held and privately placed debt securities of Tyco US outstanding at December 22, 1997.

         "FINANCING DOCUMENTS" means this Agreement, the Credit Agreements and each Subsidiary Guarantee, Promissory Note and New Borrower Agreement (each as defined in either of the Credit Agreements).

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means Tyco International Ltd., a Bermuda company, and its successors.

         "GUARANTOR DEFAULT" means any condition or event which constitutes a Guarantor Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become a Guarantor Event of Default.

         "GUARANTOR EVENT OF DEFAULT" has the meaning set forth in Section 5.01.

         "GUARANTOR'S 1998 FORM 10-K" means the Guarantor's transition report on Form 10-K for the twelve months ended September 30, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 7.03(b).

         "INDENTURE" means the Indenture dated as of April 23, 1998 among the Borrower, the Guarantor and The Bank of New York, as Trustee, as amended or supplemented from time to time.

         "INTANGIBLE ASSETS" means, at any date, the amount (if any) which would be stated under the heading "Costs in Excess of Net Assets of Acquired Companies" or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of the Guarantor and its Consolidated Subsidiaries prepared on a consolidated basis as of such date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Guarantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole, or
(ii) the ability of the Guarantor to perform its obligations under this Agreement.

         "MATERIAL DEBT" means Debt (other than (i) any Guarantee by the Guarantor of Debt of a Subsidiary, (ii) any Guarantee by a Subsidiary of Debt of the Guarantor or another Subsidiary, (iii) any Debt of the Guarantor owed to a Wholly-Owned Consolidated Subsidiary or (iv) any Debt of a Subsidiary owed to the Guarantor or a Wholly-Owned Consolidated Subsidiary) of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $50,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or
(ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time a member of the ERISA Group for employees of any Person who was at such time a member of the ERISA Group.

         "OBLIGOR" means, at any time, the Borrower, the Guarantor and each Subsidiary Guarantor at such time.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ACQUIRED DEBT" means Acquired Debt of a Person which:

         (a) remains outstanding no more than 180 days after the date such Person becomes a Subsidiary or merges into a Subsidiary (the "ACQUISITION DATE"); or

         (b) remains outstanding more than 180 days after the Acquisition Date, but only if (x) 180 days after the Acquisition Date, the senior unsecured debt of the Borrower is rated at least BBB- by S&P or Baa3 by Moody's, (y) such Acquired Debt by its terms is not callable or redeemable prior to its stated maturity within 180 days after the Acquisition Date and (z) such Person in good faith has made or caused to be made an offer to acquire all such Acquired Debt, including, without limitation, an offer to exchange such Acquired Debt for securities of the Borrower, on terms which, in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature, provided that the expiration date of any such offer shall not be later than the 180 days after the Acquisition Date, and provided further that if Acquired Debt which becomes Permitted Acquired Debt under this clause (b) thereafter becomes callable or redeemable prior to its stated maturity, such Acquired Debt shall cease to be Permitted Acquired Debt under this clause (b) 90 days after it becomes so callable or redeemable; or

         (c) remains outstanding more than 180 days after the Acquisition Date and is not Permitted Acquired Debt under clause (b), but only if and to the extent that the aggregate outstanding principal amount of Permitted Acquired Debt under this clause (c) at no time exceeds 5% of the Consolidated Tangible Assets of the Guarantor.

         "PERMITTED RECEIVABLES TRANSACTION" means any sale or sales of, refinancing of and/or financing secured by, any accounts receivable of the Guarantor and/or any of its Subsidiaries (the "RECEIVABLES") pursuant to which the Guarantor and its Subsidiaries realize aggregate net proceeds of not more than $500,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $500,000,000.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PROPERTY" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

         "PROSPECTS" means, at any time, results of future operations which are reasonably foreseeable based upon the facts and circumstances in existence at such time.

         "REFINANCING" has the meaning set forth in Section 4.07 (and the term "REFINANCED" has a correlative meaning).

         "RESPONSIBLE OFFICER" means any of the following: the Chairman, President, Vice President and Chief Financial Officer, Treasurer and Secretary of the Guarantor.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Guarantor's capital stock (except to the extent such dividends and distributions are payable in shares of its capital stock or Stock Equivalents) or (ii) any payment (except to the extent payable in shares of the Guarantor's capital stock or Stock Equivalents) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Guarantor's capital stock or (b) any option, warrant or other right to acquire shares of the Guarantor's capital stock.

         "SIGNIFICANT SUBSIDIARY" means, at any date, (A) any Consolidated Subsidiary which, including its consolidated subsidiaries, meets any of the following conditions:

                           (i) the investments in and advances to such Consolidated Subsidiary by the Guarantor and its other Consolidated Subsidiaries exceed 15% of the total assets of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

                           (ii) the proportionate share attributable to such Consolidated Subsidiary of the total assets of the Guarantor and its Consolidated Subsidiaries (after intercompany eliminations) exceeds 15% of the total assets of the Guarantor and





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
                  the Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

                           (iii) the Guarantor's and its Consolidated Subsidiaries' equity in the income of such Consolidated Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 15% of such income of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for the most recently completed fiscal year; and

         (B)      any other Subsidiary which is an Obligor.

         "STOCK EQUIVALENTS" means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any capital stock or equity securities of, or other ownership interests in, or securities convertible into or exchangeable for, capital stock or equity securities of, or other ownership interests in, such Person.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Guarantor.

         "SUBSIDIARY GUARANTEE" means a Guarantee entered into by a Subsidiary substantially in the form of Exhibit A hereto.

         "SUBSIDIARY GUARANTOR" means, at any time, a Subsidiary which at or prior to such time shall have delivered to the Agent (i) a Subsidiary Guarantee duly executed by such Subsidiary, which Subsidiary Guarantee has not terminated in accordance with its terms, (ii) an opinion of counsel for such Subsidiary (which counsel may be an employee of the Guarantor or such Subsidiary) reasonably satisfactory to the Agent with respect to such Subsidiary Guarantee, substantially in the form of Exhibit B hereto and covering such additional matters relating to such Subsidiary Guarantee as the Agent may reasonably request and (iii) all documents the Agent may reasonably request relating to the existence of such Subsidiary, the corporate authority for and the validity of such Subsidiary Guarantee, and any other matters reasonably determined by the Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Agent.

         "TYCO US" means Tyco International (US) Inc., a Massachusetts corporation, and its successors.

         "TYCOLUX DEBT SECURITIES" means any unsecured debt securities issued by the Borrower pursuant to the Indenture.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or to any other Person under Title IV of ERISA

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Guarantor.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the then most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Banks; provided that, if either (i) the Guarantor notifies the Agent that the Guarantor wishes to eliminate the effect of any change in generally accepted accounting principles on the operation of any covenant contained in Article 4 or (ii) the Agent notifies the Guarantor that it wishes to effect such an elimination, then the Guarantor's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either (A) such notice is withdrawn by the party giving such notice or (B) such covenant is amended in a manner satisfactory to the Guarantor and the Agent to reflect such change in generally accepted accounting principles.


                                    ARTICLE 2
                                    GUARANTEE

         SECTION 2.01. The Guarantee. The Guarantor hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to the Borrower under the Financing Documents and all other amounts payable by the Borrower under the Financing Documents. This is a guarantee of payment and not merely of collection. Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the applicable Financing Document.

         SECTION 2.02. Guarantee Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Financing Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any Financing Document;

                  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any Financing Document;

                  (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Guarantor or the Borrower contained in any Financing Document;

                  (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by it under any Financing Document; or

                  (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

         SECTION 2.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. This Agreement shall remain in full force and effect until the commitments of the Banks under the Credit Agreements shall have terminated and the principal of and interest on the Promissory Notes (as defined in either Credit Agreement) and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of principal of or interest on any Promissory Note (as defined in either Credit Agreement) or any other amount payable by the Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 2.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

         SECTION 2.05. Subrogation. Upon making any payment hereunder with respect to the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Promissory Notes (as defined in either Credit Agreement) and all other amounts payable by the Borrower under the Financing Documents have been paid in full.

         SECTION 2.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by the Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

         The Guarantor represents and warrants to the Agent that:

         SECTION 3.01. Corporate Existence and Power. The Guarantor is a company limited by shares duly incorporated and validly existing under the laws of Bermuda. The Guarantor has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "Consents") required in order to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this
Agreement: (a) are within the Guarantor's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Guarantor; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Guarantor; and (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the Memorandum of Association or Bye-Laws of the Guarantor, or (iii) any agreement or instrument evidencing or governing Debt of the Guarantor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         SECTION 3.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Guarantor.

         SECTION 3.04.  Financial Information.

         (a) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 1998 and the related consolidated statements of income, of shareholders' equity and of cash flows for the nine-month period then ended, reported on by PriceWaterhouseCoopers LLP and set forth in the Guarantor's 1998 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

         (b) The supplemental consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 1998 and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by PriceWaterhouseCoopers LLP and set forth in the Guarantor's Form 8-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 on December 10, 1998, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period, in each case giving retroactive effect to the merger with United States Surgical Corporation consummated on October 1, 1998 and accounted for as a pooling of interests.

         (c) Since September 30, 1998 there has been no material adverse change in the business, financial position, results of operations or Prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

         SECTION 3.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         SECTION 3.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, except where the failure to so comply could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted in or could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.07. Environmental Matters. In the ordinary course of its business, the Guarantor conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Guarantor and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Guarantor has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08. Taxes. The Guarantor and its Significant Subsidiaries have filed all material tax returns which are required to be filed by them and have paid all taxes shown on such returns or pursuant to any assessment received by the Guarantor or any Subsidiary, except those assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

         SECTION 3.09. Subsidiaries. Each of the Guarantor's corporate Consolidated Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all corporate powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.10. Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.11. Full Disclosure. All information heretofore furnished by or on behalf of the Obligors to the Agent in connection with this Agreement, does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.12. Obligations to Be Pari Passu. The Guarantor's obligations under this Agreement rank PARI PASSU as to priority of payment and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor.

         SECTION 3.13. Year 2000 Compliance. The Guarantor has (i) initiated a review and assessment of all areas within the business and operations of the Guarantor and its Subsidiaries that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Guarantor reasonably believes that all computer applications that are material to the business or operations of the Guarantor or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 4
                                    COVENANTS

         The Guarantor agrees that:

         SECTION 4.01. Information. The Guarantor will deliver to each of the
Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, consolidated and consolidating balance sheets of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, such consolidated statements to be reported on by PriceWaterhouseCoopers LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the Securities and Exchange Commission;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, consolidated and consolidating balance sheets of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of income for such quarter, and the related consolidated statements of income and of cash flows and consolidating statements of income for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and of cash flows in comparative form the figures for the corresponding quarter (in the case of consolidated statements of income) and for the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency on behalf of the Guarantor by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor;

         (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate on behalf of the Guarantor signed by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor (i) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Sections 4.08, 4.09, 4.10 and 4.13 on the date of such financial statements and (ii) stating whether any Guarantor Default exists on the date of such certificate and, if any Guarantor Default then exists, setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants which reported on such financial statements stating that, in making the audit necessary for the certification of such financial statements, such firm of accountants has obtained no knowledge of any Guarantor Default, or if it has obtained knowledge of such Guarantor Default, specifying the nature and period of existence thereof; provided such firm of accountants shall not be liable to any Person by reason of such firm's failure to obtain knowledge of any Guarantor Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted accounting principles;

         (e) within five business days after any Responsible Officer obtains knowledge of any Guarantor Default, if such Guarantor Default is then continuing, a certificate on behalf of the Guarantor signed by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

         (f) promptly following the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission;

         (h) promptly upon any Responsible Officer of the Guarantor obtaining knowledge of the commencement of any action, suit or proceeding before any court, arbitrator or other governmental body against the Guarantor or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a certificate on behalf of the Guarantor specifying the nature of such action, suit or proceeding and what action the Guarantor is taking or proposes to take with respect thereto; and

         (i) from time to time, upon reasonable notice, such additional information regarding the financial position or business of the Guarantor and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         Information required to be delivered pursuant to subsections (a), (b),
(f) or (g) above shall be deemed to have been delivered on the date on which the Guarantor provides notice to the Banks that such information has been posted on the Guarantor's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to subsection 4.01(c) and (ii) the Guarantor shall deliver paper copies of the information referred to in subsections (a), (b), (f) or (g) to any Bank which requests such delivery.

         SECTION 4.02. Payment of Obligations. The Guarantor will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such liabilities or obligations may be contested in good faith by appropriate proceedings. The Guarantor will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of such liabilities or obligations.

         SECTION 4.03. Maintenance of Property; Insurance. (a) Except as permitted by Section 4.04 or 4.09, the Guarantor will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         (b) The Guarantor will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.04. Conduct of Business and Maintenance of Existence. The Guarantor (a) will not engage in any business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto, (b) will cause each Subsidiary to engage in business of the same general type as now conducted by the Guarantor's Subsidiaries and reasonably related extensions thereof, and (c) will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect (x) their respective corporate existence and (y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of the Guarantor to comply with subclause (c) (y) of this Section 4.04 or the failure of a Subsidiary to comply with clause (b) or (c) of this Section 4.04, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 4.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into the Guarantor or a Wholly-Owned Consolidated Subsidiary,
(ii) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to the Guarantor or to a Wholly-Owned Consolidated Subsidiary, (iii) the merger or consolidation of a Subsidiary with or into a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary, if the Person surviving such consolidation or merger is a Subsidiary and immediately after giving effect thereto, no Guarantor Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary, if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Subsidiary and immediately after giving effect thereto, no Guarantor Default shall have occurred and be continuing, (v) any transaction permitted pursuant to
Section 4.11 or (vi) the termination of the corporate existence of any Subsidiary if the Guarantor in good faith determines that such termination is in the best interest of the Guarantor and is not materially disadvantageous to the Banks.

         SECTION 4.05. Compliance with Laws. The Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 4.06. Inspection of Property, Books and Records; Confidentiality. (a) The Guarantor will keep, and will cause each Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with generally accepted accounting principles.

         (b) The Guarantor will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to the Guarantor, at such reasonable times and as often as may reasonably be requested by any Bank.

         (c) Each Bank and the Agent shall, by its receipt of Confidential Information (as defined below) pursuant to or in connection with this Agreement or its exercise of any of its rights hereunder, be deemed to have agreed (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to (i) keep such information confidential, (ii) (except as permitted by clause (iii) of this Section 4.06(c)) not disclose such information to any Person other than an officer, director, employee, legal counsel, independent auditor or authorized agent or advisor of the Agent or such Bank needing to know such information (it being understood that any such officer, director, employee, legal counsel, independent auditor or authorized agent or advisor shall be informed by the Agent or such Bank of the confidential nature of such information), (iii) not disclose such information to any Assignee or Participant (or prospective Assignee or Participant), unless such Assignee or Participant (or prospective Assignee or Participant) shall agree in writing to be bound by the provisions of this Section 4.06(c) and (iv) not use any such information except for purposes relating to this Agreement or the Notes. The term "Confidential Information" shall mean non-public information furnished by or on behalf of the Guarantor or any of its Subsidiaries to the Agent, any Bank or other Person exercising rights hereunder or required to be bound hereby (collectively "Recipients"), but shall not include any such information which
(1) has become or hereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (2) has become or hereafter becomes available to a Recipient, on a non-confidential basis, from a source other than the Guarantor or any of its Subsidiaries (or any of their respective representatives or agents) or any Recipient, which source, to the knowledge of the Recipient, is not prohibited from disclosing such information by a confidentiality agreement with, or other legal or fiduciary obligation to, the Guarantor or its Subsidiaries.

         The restrictions set forth in the immediately preceding paragraph shall not prevent the disclosure by a Recipient of any such information:

                           (A)      with the prior written consent of the
                                    Guarantor,

                           (B) at the request of a bank regulatory agency or in connection with an examination by bank examiners, or

                           (C) upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided that in the case of any intended disclosure under this clause (C), the Recipient shall (unless otherwise required by applicable law) give the Guarantor not less than five business days prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Guarantor an opportunity to seek an appropriate protective order.

         Each Recipient shall agree that, in addition to all other remedies available, the Guarantor shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this Section 4.06(c) by such Recipient.

         SECTION 4.07. Limitation on Restrictions on Subsidiary Dividends and Other Distributions. The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Guarantor or any Subsidiary, or pay any Debt owed to the Guarantor or any Subsidiary, (b) make loans or advances to the Guarantor or any Subsidiary or (c) transfer any of its properties or assets to the Guarantor or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of

                  (i) applicable law, agreements with foreign governments with respect to assets located in their jurisdiction, or condemnation or eminent domain proceedings,

                  (ii)     any of the Financing Documents,

                  (iii) (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor or a Subsidiary, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

                  (iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on February 12, 1999,

                  (v) provisions contained in documents evidencing or governing any Permitted Receivables Transaction,

                  (vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into the Guarantor or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person's assets to the Guarantor or a Subsidiary, or (C) otherwise becomes a Subsidiary, provided that in the case of clause (A), (B) or
         (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

                  (vii) provisions contained in instruments amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part (collectively, "REFINANCING"), instruments referred to in clauses (ii), (iv) and (vi) of this Section 4.07, so long as such provisions are, in the good faith determination of the Guarantor's board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

                  (viii) provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor,

                  (ix) any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets, provided such sale or disposition otherwise complies with this Agreement,

                  (x) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the "Indebted Subsidiary") to the Guarantor or any other Subsidiary, to any other Debt of such Indebted Subsidiary, provided (A) such Debt is permitted under this Agreement and (B) the Guarantor's board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

                  (xi) provisions governing preferred stock issued by a Subsidiary, provided that such preferred stock is permitted under
         Section 4.08, and

                  (xii) provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xi) of this Section 4.07, provided that the aggregate investment of the Guarantor in all such Subsidiaries (determined in accordance with generally accepted accounting principles) shall at no time exceed the greater of (a) $300,000,000 or (b) 10% of Consolidated Tangible Net Worth.

The provisions of this Section 4.07 shall not prohibit (x) Liens not prohibited by Section 4.10 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, provided such Debt is otherwise permitted by this Agreement.

         SECTION 4.08. Debt. Consolidated Debt will at no time exceed (x) prior to June 30, 1999, 62.5% and (y) on and after June 30, 1999, 52.5% of
Consolidated Total Capitalization. The total Debt of all Consolidated Subsidiaries (excluding (i) Debt of a Consolidated Subsidiary owed to the Borrower, to the Guarantor or to a Wholly-Owned Consolidated Subsidiary, (ii) Debt of the Borrower or a Subsidiary Guarantor, (iii) Permitted Acquired Debt and (iv) Existing Tyco US Debt) will at no time exceed in aggregate outstanding principal amount 5% of the Consolidated Tangible Assets of the Guarantor. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

         SECTION 4.09. Fixed Charge Coverage. The ratio of Consolidated EBIT to Consolidated Interest Expense will not, for any period of four consecutive fiscal quarters, be less than 2.5 to 1.

         SECTION 4.10. Negative Pledge. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) any Lien existing on any asset on February 12, 1999 securing Debt outstanding on such date;

         (b) any Lien existing on any asset of, or capital stock of, or other ownership interest in, any Person (such capital stock and other ownership interests are collectively referred to herein as "Stock") at the time such Person becomes a Subsidiary, which Lien was not created in contemplation of such event;

         (c) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Guarantor or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by the Guarantor or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; provided, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by the Guarantor or a Subsidiary, other than assets so acquired, constructed or improved;

         (d) any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into the Guarantor or a Subsidiary which Lien was not created in contemplation of such event;

         (e) any Lien existing on any asset or Stock of any Person at the time of acquisition thereof by the Guarantor or a Subsidiary, which Lien was not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (e) of this Section 4.10, provided the principal amount of Debt is not increased and is not secured by any additional assets, except as provided in the last sentence of this
Section 4.10;

         (g) any Lien to secure Debt of a Subsidiary to the Guarantor or to a Wholly-Owned Consolidated Subsidiary;

         (h)      any Lien created pursuant to a Permitted Receivables
Transaction;

         (i) any Lien in favor of any country (or any department, agency, instrumentality or political subdivision of any country) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

         (j) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

         (k) Liens not otherwise permitted by the foregoing clauses (a) through (j) of this Section 4.10 securing Debt (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $300,000,000 or (ii) 10% of Consolidated Tangible Net Worth.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 4.10 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a), (b),
(d), (e), (f) (but only with respect to the refinancing of a Debt secured by a Lien permitted pursuant to subsections (a), (b), (d) or (e)) or (g) of this Section 4.10, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

         SECTION 4.11. Consolidations, Mergers and Sales of Assets. (a) The Guarantor will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless

                           (A) the Guarantor or a Subsidiary is the surviving corporation;

                           (B) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of the Guarantor (any such Person, the "Successor"), shall be organized and existing under the laws of Bermuda or of the United States, any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Agent for delivery to each of the Banks, in form reasonably satisfactory to the Agent, the due and punctual payment of the principal of and interest on the Promissory Notes and the performance of the other obligations under this Agreement and the Promissory Notes on the part of the Guarantor to be performed or observed, as fully as if such Successor were originally named as the Guarantor in this Agreement;

                           (C) immediately after giving effect to such transaction, no Guarantor Default shall have occurred and be continuing; and

                           (D) the Guarantor has delivered to the Agent a certificate on behalf of the Guarantor signed by a Responsible Officer and an opinion of counsel, each stating that all conditions provided in this Section 4.11 relating to such transaction have been satisfied.

         The foregoing provisions of this Section 4.11 shall not restrict the merger or consolidation of any Subsidiary with and into the Guarantor.

         (b) The Guarantor will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer, in any transaction or series of related transactions, to any Person (other than the Guarantor or a Subsidiary) any Property (including, without limitation, the stock of any Subsidiary) having a net book value in excess of 15% of Consolidated Assets determined as of the end of the fiscal quarter of the Guarantor most recently ended at the time of such sale or other transaction, or Property (including without limitation, stock of a Subsidiary) which contributed in excess of 15% of Consolidated EBIT for the fiscal year of the Guarantor most recently ended at the time of such sale or other transaction.

         SECTION 4.12. Transactions with Affiliates. The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, "AFFILIATE TRANSACTIONS"); provided, however, that the foregoing provisions of this Section 4.12 shall not prohibit the Guarantor or any of its Subsidiaries from (a) making Restricted Payments (including, for this purpose, transactions expressly excluded from the definition of a Restricted Payment) permitted by Section 4.13, (b) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor or such Subsidiary as the terms and conditions which the Guarantor would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time, (c) making payments of principal, interest and premium on any Debt of the Guarantor or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to the Guarantor or such Subsidiary as the terms which the Guarantor would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Guarantor or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (e) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of the Guarantor or any Subsidiary, (f) paying reasonable legal fees and expenses to a law firm of which an Affiliate is a member or (g) engaging in any Affiliate Transaction not otherwise addressed in subsections (a) - (f) of this Section 4.12, the terms of which are not less favorable to the Guarantor or such Subsidiary than those that the Guarantor would reasonably expect to be obtained in a comparable transaction at such time with a Person which is not an Affiliate.

       SECTION 4.13. Restricted Payments. The Guarantor will not, and will not permit any Subsidiary to, declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to the date hereof does not exceed an amount equal to the sum of (a) $3,100,000,000 plus (b) 50% of Consolidated Net Income (or minus 100% of Consolidated Net Income, in the event of a net loss for such period) for the period from October 1, 1998 through the end of the then most recently ended fiscal quarter of the Guarantor (treated for this purpose as a single accounting period), plus (c) the aggregate cash proceeds (net of underwriting commissions) received by the Guarantor (other than from a Subsidiary) from the issuance or sale after September 30, 1998 of capital stock or Stock Equivalents of the Guarantor (other than the proceeds of any capital stock or Stock Equivalent which by its terms is subject to redemption otherwise than at the sole option of the Guarantor). Nothing in this Section 4.13 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 4.13.

         SECTION 4.14. Subsidiary Guarantors. If any Subsidiary becomes a guarantor of TycoLux Debt Securities under the Indenture, the Guarantor will cause such Person to become a Subsidiary Guarantor concurrently therewith.

                                    ARTICLE 5
                                    DEFAULTS

         SECTION 5.01. Guarantor Events of Defaults. The following events shall constitute "GUARANTOR EVENTS OF DEFAULT" for purposes of the Financing
Documents:

         (a) the Guarantor shall fail to observe or perform any covenant contained in Section 4.08, 4.09, 4.13 or 4.14;

         (b) the Guarantor shall fail to observe or perform any covenant contained in Section 4.07 or Sections 4.10 to 4.12, inclusive, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

         (c) the Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) of this Section 5.01) for 10 days after notice thereof has been given to the Guarantor by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made in writing by the Guarantor or any Subsidiary Guarantor in the Financing Documents or in any certificate, financial statement or other document required to be delivered to the Agent or any of the Banks pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Guarantor or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (after giving effect to any applicable grace period);

         (f) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt or that entitles the holder or holders of any Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

         (g) (i) any corporate action is taken authorizing the winding up, liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement, reorganization or amalgamation or other similar action or any members' voluntary winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced;

                  (ii) (A) any petition shall be filed seeking the liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor by the Registrar of Companies in Bermuda, or by any other Person or Persons, or (B) any petition shall be presented for the winding up of the Guarantor to a court of Bermuda as provided with the Bermuda Companies Law, or (C) any creditors' winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced, or (D) any receiver shall be appointed by a creditor of the Guarantor or by a court of Bermuda on the application of a creditor of the Guarantor as provided under any instrument giving rights for the appointment of a receiver thereto, and in the case of any such petition, winding up, appointment, order or other matter, such petition, winding up, appointment, order or other matter, shall remain undismissed and unstayed for a period of 60 days;

                  (iii) the Guarantor or any Significant Subsidiary shall (A) commence a voluntary case or other proceeding seeking liquidation, winding up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or
         (C) make a general assignment for the benefit of creditors, or (D) fail generally to pay its debts as they become due, or (E) take any corporate action to authorize any of the foregoing; or

                  (iv) (A) an involuntary case or other proceeding shall be commenced against the Guarantor or any Significant Subsidiary seeking liquidation, winding up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 days; or (B) an order for relief shall be entered against the Guarantor or any Significant Subsidiary under the bankruptcy laws of any jurisdiction as now or hereafter in effect;

         (h) a judgment or order for the payment of money in excess of $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against the Guarantor or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

         (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Guarantor; or, on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of the Guarantor shall no longer be composed of individuals (i) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (ii) whose election or nomination to said board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board of directors;

         (j) the Guarantor or any Subsidiary shall fail to make any payment owing by it in respect of any performance bond, performance guaranty or bank guaranty issued in lieu of a performance bond or performance guaranty (other than a payment which is disputed by the Guarantor or such Subsidiary in good faith), and the aggregate of all such defaulted payments shall exceed $50,000,000 at any one time for the Guarantor and its Subsidiaries; or

         (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000.

         SECTION 5.02. Notice of Default. The Agent shall give notice to the Guarantor under Section 5.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                                    ARTICLE 6
                                      TAXES

         SECTION 6.01. Withholding Taxes. Each payment by the Guarantor hereunder to or for the account of any Bank (a "Payment") shall be made without any deduction or withholding for any Bank Foreign Taxes with respect to such Bank; provided that if the Guarantor shall be required by law to make any such deduction or withholding from any Payment, the Guarantor will:

                  (i) pay such amounts in addition to such Payment as may be necessary so that the amount received by the payee, after all such withholdings and deductions, will be equal to the full amount provided for in this Agreement;

                  (ii) pay the full amount deducted or withheld to the relevant taxation or other authorities within the time allowed under applicable law; and

                  (iii) furnish within 45 days thereafter to the Agent, the official receipt or receipts from the relevant taxation or other authorities for the full amount so deducted or withheld.

         SECTION 6.02. Certain Other Taxes. The Guarantor will pay (i) all Bank Foreign Taxes imposed (otherwise than by deduction or withholding) on any Bank which constitute Bank Foreign Taxes with respect to such Bank and (ii) all Bank Domestic Taxes imposed on any Bank which constitute Bank Domestic Taxes with respect to such Bank to the extent any such Bank Foreign Taxes or Bank Domestic Taxes result from Bank Foreign Taxes or Bank Domestic Taxes paid or reimbursed by the Guarantor pursuant to this Article 6.

         SECTION 6.03. Reimbursement of Taxes Paid by a Bank. If any Bank Foreign Taxes or Bank Domestic Taxes to be paid by the Guarantor pursuant to this Article 6 are imposed on and paid by any Bank, the Guarantor shall, upon request of such Bank and whether or not such Bank Foreign Taxes or Bank Domestic Taxes shall have been correctly or legally imposed, reimburse such Bank therefor, together with any interest, penalties and expenses in connection therewith, plus interest thereof at the rate specified in the first sentence of
Section 2.07(a) of each Credit Agreement. To the extent that any Bank which is reimbursed by the Guarantor as provided in this Section thereafter receives any payment allocated to Bank Foreign Taxes or Bank Domestic Taxes in respect of which such Bank was so reimbursed from a governmental taxing authority because such Bank Foreign Taxes or Bank Domestic Taxes were incorrectly or illegally imposed, such Bank shall return to the Guarantor (without interest) any such payment.


                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.01. Notices. All notices, requests and other communications to any party provided for hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile or telex number set forth on the signature pages hereof or such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature pages hereof and electronic, telephonic or other appropriate confirmation of receipt is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified on the signature pages hereof.

         SECTION 7.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 7.03. Expenses; Indemnification. (a) The Guarantor shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment thereof or any default or alleged default hereunder and (ii) if an Event of Default (as defined in any Credit Agreement) occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings in respect of this Agreement resulting therefrom.

         (b) The Guarantor agrees to indemnify the Agent and each Bank, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (whether or not such Indemnitee shall be designated a party thereto) arising out of any investigative, administrative or judicial proceeding (brought or threatened) relating to or arising out of this Agreement, the arrangement, administration, performance or enforcement thereof; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; provided further that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Guarantor.

         (c) If any proceeding or claim shall be brought or asserted against any Indemnitee in respect of which indemnity may be sought pursuant to the preceding subsection, such Indemnitee shall promptly notify the Guarantor. The Guarantor shall not be liable for any costs or expenses in connection with any settlement entered into without its consent.

         SECTION 7.04. Judicial Proceedings. (a) Consent to Jurisdiction. The Guarantor irrevocably submits to the non-exclusive jurisdiction of any federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. The Guarantor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Bermuda to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which the Guarantor is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

         (b) Appointment of Agent for Service of Process. The Guarantor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service or any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. The Guarantor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, the Guarantor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

         (c) Service of Process. The Guarantor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Guarantor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection
(b) above; provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to the Guarantor at its address specified on the signature pages hereof or to any other address of which the Guarantor shall have given written notice to the Agent. The Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Guarantor.

         (d) No Limitation on Service or Suit. Nothing in this Section 7.04 shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceeding against the Guarantor in the courts of any jurisdiction or jurisdictions.

         SECTION 7.05. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against the Guarantor or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Guarantor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

         SECTION 7.06. Amendments and Waivers. Any provision of this Agreement or the Promissory Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor and the Agent with the prior written consent of the Required Banks under (and as defined in) each of the Credit Agreements.

         SECTION 7.07. Successors and Assigns. The provisions of this Agreement shall be binding upon the Guarantor and its successors and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

         SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 7.10. No Seal. As contemplated by the Bye-Laws of the Guarantor, this Agreement shall not be required to be issued under the seal of the Guarantor.

         SECTION 7.11. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




                              TYCO INTERNATIONAL LTD.



                              By: /s/ Mark Swartz
                                  ---------------------------------------------
                                  Title: Executive Vice President and Chief
                                         Financial Officer

                              Gibbons Building
                              10 Queen Street
                              Suite 301
                              Hamilton HM11
                              Bermuda



                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent


                              By: /s/ Sovonna L. Day
                                  ---------------------------------------------
                                  Title: Vice President


                              60 Wall Street
                              New York, New York 10260-0060
                              Attention: SoVonna L. Day
                              Telex number: 177615
                              Facsimile number: 212-648-5018

                                                                       EXHIBIT A

                              SUBSIDIARY GUARANTEE

                            Dated as of ____________


         WHEREAS, Tyco International Group S.A., a Luxembourg company, has entered into a 364-Day Credit Agreement dated as of February 12, 1999 and an Extendible 364-Day Credit Agreement dated as of February 13, 1998 (collectively, as the same may be amended from time to time, the "Credit Agreements") each among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent, pursuant to which the Borrower is or may be entitled, subject to certain conditions, to borrow up to $4,500,000,000;

         WHEREAS, in conjunction with the transactions contemplated by the Credit Agreements and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the undersigned (together with its successors, the "Guarantor") and in order to induce the Banks and the Agent to enter into the Credit Agreements and to make Loans thereunder, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreements and the Promissory Notes issued thereunder;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. Terms defined in the Credit Agreements and not otherwise defined herein are used herein as therein defined (e.g., a "Loan" is a Loan made pursuant to either Credit Agreement and a "Promissory Note" is a Promissory Note issued pursuant to either Credit Agreement). In addition the following terms, as used herein, have the following meanings:

         "Guaranteed Obligations" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Promissory Notes, (ii) all other amounts payable by the Borrower under either Credit Agreement or any Promissory Note and (iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing and are payable by the Borrower pursuant





                                    Exh. A-1
to either Credit Agreement or any Promissory Note, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Obligors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto and would have been payable by the Borrower pursuant to such Credit Agreement or Promissory Note but for the commencement of such case, proceeding or other action.



                                    ARTICLE 2
                                    GUARANTEE

         SECTION 2.01. The Guarantees. Subject to Section 2.03, the Guarantor hereby unconditionally and irrevocably guarantees to the Banks and the Agent and to each of them, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. This is a guarantee of payment and not merely of collection. In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Guarantor, subject to
Section 2.03, hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

         SECTION 2.02. Guarantee unconditional. The obligations of the Guarantor under this Article 2 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to any Financing Document (other than as specified in an amendment or waiver of this Subsidiary Guarantee effected in accordance with Section 2.03);

         (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

         (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;





                                    Exh. A-2

         (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Obligor, the Agent, any Bank or any other Person, whether or not arising in connection with the Financing Documents; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Promissory Note or any other amount payable by any other Obligor under any Financing Document; or

         (g) any other act or omission to act or delay of any kind by any other Obligor, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this
Article 2.

         SECTION 2.03. Limit of Liability. The Guarantor shall be liable under this Subsidiary Guarantee only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.

         SECTION 2.04. Discharge; Reinstatement in Certain Circumstances. Subject to Section 4.06, the Guarantor's obligations under this Article 2 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Promissory Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Promissory Note or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, the Guarantor's obligations under this Article 2 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.05. Waiver. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

         SECTION 2.06. Subrogation and Contribution. (a) The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment




                                    Exh. A-3

         (b)      Notwithstanding the provision of subsection (a) of this
Section 2.06, the Guarantor shall have and be entitled to (i) all rights of subrogation or contribution otherwise provided by law in respect of any payment it may make or be obligated to make under this Subsidiary Guarantee and (ii) all claims (as defined under Chapter 11 of Title 11 of the United States Code, as amended, or any successor statute (the "Bankruptcy Code")) it would have against the Borrower or any other Guarantor (each an "Other Party") in the absence of subsection (a) of this Section 2.06 and to assert and enforce the same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is one year and five days after the Termination Date if, but only if, (x) no Default or Event of Default of the type described in Section 5.01(g) of the Parent Guarantee with respect to the relevant Other Party has existed at any time on and after the date of this Subsidiary Guarantee to and including the Subrogation Trigger Date and (y) the existence of such Guarantor's rights under this clause (b) would not make such Guarantor a creditor (as defined in the Bankruptcy Code) of such Other Party in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

         SECTION 2.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.



                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES


         The Guarantor represents and warrants to the Agent and the Banks that:

         SECTION 3.01. Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of ___________.

         SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Subsidiary Guarantee:

         (a)      are within the Guarantor's corporate powers;

         (b) have been duly authorized by all necessary corporate action on the part of the Guarantor;

         (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Guarantor; and





                                    Exh. A-4

         (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor, or (iii) any agreement or instrument evidencing or governing Debt of the Guarantor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         SECTION 3.03. Binding Effect. This Subsidiary Guarantee constitutes a valid and binding obligation of the Guarantor.

         SECTION 3.04. Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



                                    ARTICLE 4
                                  MISCELLANEOUS

         SECTION 4.01. Notices. All notices, requests and other communications to be made to or by the Guarantor hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given: (a) if to the Guarantor, to it at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as the Guarantor may hereafter specify for the purpose by notice to the Agent and (b) if to any party to either Credit Agreement, to it at its address or telex or facsimile number for notices specified in or pursuant to such Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 4.01 and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile transmission number specified in this Section 4.01 and electronic, telephonic or other appropriate confirmation of receipt thereof is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 4.01.

         SECTION 4.02. No Waiver. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under this Subsidiary Guarantee or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.03. Amendments and Waivers. Any provision of this Subsidiary Guarantee may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantor and the Agent with the prior written consent of the Required Banks under the Credit Agreements.




                                    Exh. A-5

         SECTION 4.04. Successors and Assigns. This Subsidiary Guarantee is for the benefit of the Banks and the Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Promissory Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Subsidiary Guarantee shall be binding upon the Guarantor and its successors and assigns.

         SECTION 4.05. Taxes. All payments by the Guarantor hereunder shall be made free and clear of Taxes in accordance with Section 8.04 of the Credit Agreements. If the Guarantor is organized under the laws of, or has its principal place of business in, a jurisdiction outside the United States, this
Section 4.05 shall be modified in a manner satisfactory to the Agent and the Guarantor to indemnify for any foreign taxes which may be applicable.

         SECTION 4.06. Effectiveness; Termination. (a) This Subsidiary Guarantee shall become effective when the Agent shall have received a counterpart hereof signed by the Guarantor.

         (b) The Guarantor may at any time elect to terminate this Subsidiary Guarantee and its obligations hereunder, provided that, after giving effect thereto, no Default shall have occurred and be continuing; and provided further that this Subsidiary Guarantee may not be so terminated in respect of any Guarantor which is at the time a guarantor of TycoLux Debt Securities under the Indenture. If the Guarantor so elects to terminate this Subsidiary Guarantee, it shall give the Agent notice to such effect, which notice shall be accompanied by a certificate of a Responsible Officer to the effect that, after giving effect to such termination, no Default shall have occurred and be continuing. The Agent may if it so elects conclusively rely on such certificate. Upon receipt of such notice and such certificate, unless the Agent determines that a Default shall have occurred and be continuing, the Agent shall promptly deliver to the Guarantor the counterpart of this Subsidiary Guarantee delivered to the Agent pursuant to Section 4.06(a), and upon such delivery this Subsidiary Guarantee shall terminate and the Guarantor shall have no further obligations hereunder.

         SECTION 4.07. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.



                                    Exh. A-6

         (b) If the Guarantor is not organized under the laws of the United States of America or a State thereof:

                  (i) Appointment of Agent for Service of Process. The Guarantor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service or any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. The Guarantor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, the Guarantor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

                  (ii) Service of Process. The Guarantor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Guarantor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection (b)(i) above; provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to the Guarantor at its address specified on the signature pages hereof or to any other address of which the Guarantor shall have given written notice to the Agent. The Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Guarantor.

                  (iii)    No Limitation on Service or Suit. Nothing in this
         Section 4.07 shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceeding against the Guarantor in the courts of any jurisdiction or jurisdictions.

         SECTION 4.08. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                                    Exh. A-7

         SECTION 4.09. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against the Guarantor or for any other reason, any payment under or in connection with this Subsidiary Guarantee, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Subsidiary Guarantee, the Guarantor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.





                                    Exh. A-8

         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its authorized officer as of the date first above written.




                                             [GUARANTOR]


                                             By
                                                --------------------------------
                                                Title:
                                                [Address]
                                                Facsimile Number:






                                    Exh. A-9

                                                                       EXHIBIT B




            [Form of Opinion of Counsel for the Subsidiary Guarantor]






To the Banks and the Agent
Named on the Attached Distribution List
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260



Ladies and Gentlemen:

         I am the [Associate] General Counsel of Tyco International Group S.A., a Luxembourg company (the "Borrower"), and have acted as counsel for [name of Subsidiary Guarantor] (the "Guarantor"), and am rendering this opinion in connection with that certain Subsidiary Guarantee (the "Subsidiary Guarantee"), dated as of __________, entered into by the Guarantor, pursuant to that certain 364-Day Credit Agreement dated as February 12, 1999 and that certain Extendible 364-Day Credit Agreement dated as of February 13, 1998 (collectively, the "Credit Agreements"), each among the Borrower, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent. Each term defined in the Subsidiary Guarantee and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Subsidiary Guarantee. This opinion is being delivered to you pursuant to the Credit Agreements.

         In connection with the opinion set forth herein, I have reviewed the Credit Agreements, the Promissory Notes and the Subsidiary Guarantee and have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the [Certificate of Incorporation] and By-laws of the Guarantor, each as in effect on the date hereof and (ii) such other documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to be as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements,





                                    Exh. B-1
representations and certificates of officers and other representatives of the Guarantor and certificates of public officials.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         (1) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of _________________.

         (2) The execution, delivery and performance by the Guarantor of the Subsidiary Guarantee (a) are within the Guarantor's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Guarantor; (c) require no action by or in respect of, or filing on the part of the Guarantor with, any governmental body, agency or official, in each case, on the part of the Guarantor; and (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor or, (iii) any agreement or instrument evidencing or governing Debt of the Guarantor, or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         (3) The Subsidiary Guarantee constitutes a valid and binding obligation of the Guarantor.

         (4) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Subsidiary Guarantee may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Subsidiary Guarantee is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Guarantor to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of
(i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to






                                    Exh. B-2
establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Subsidiary Guarantee.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) I have not been requested to render, and with your permission I do not express, any opinion as to the applicability to any provisions of the Subsidiary Guarantee, of Section 548 of the Federal Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and the Commonwealth of Massachusetts, and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of [the jurisdiction of incorporation of the Guarantor], the State of New York, the Commonwealth of Massachusetts and the Federal laws of the United States of America.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Subsidiary Guarantee, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.





                                             Very truly yours,




                                    Exh. B-3

                           CROSS-REFERENCE TARGET LIST

   NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
                             TARGET PULL-DOWN LIST.

   (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION                                                      TARGET NAME
---------------                                                      -----------

1.01........................................................................defs
1.01.................................................................definitions
1.02...........................................................acct.terms.determ

2...................................................................art.guaranty
2.01..................................................................guarantees
2.02.....................................................guarantee.unconditional
2.02(a)...............................................................unc.guar.a
2.02(b)...............................................................unc.guar.b
2.02(c)...............................................................unc.guar.c
2.02(d)...............................................................unc.guar.d
2.02(e)...............................................................unc.guar.e
2.02(f)...............................................................unc.guar.f
2.02(g)...............................................................unc.guar.g
2.03.............................................................limit.liability
2.06...............................................................stay.of.accel
2.06..............................................................subrog.contrib
2.06(b).......................................................subrog.contribut.b

3.01..............................................................corp.existence
3.02...........................................................corp.gov.authoriz
3.03..............................................................binding.effect
3.04.................................................................finan.infor
3.04(a).............................................................cons.bal.adt
3.05..................................................................litigation
3.07..............................................................envirn.matters
3.08.......................................................................taxes
3.09................................................................subsidiaries
3.10................................................................nt.invest.co
3.11..................................................................full.discl

4.01.................................................................information
4.01................................................................misc.notices
4.01(a).................................................................inform.a
4.01(b).................................................................inform.b
4.01(c).................................................................inform.c
4.02...............................................................payment.oblig
4.03............................................................maint.prop.insur
4.03(a)............................................maint.prop.insur.wrking.order
4.03(b)...................................................maint.prop.reput.insur
4.04.....................................................conduct.bus.maint.exist
4.04(a)............................................conduct.bus.maint.engage.same
4.04(c).....................................................conduct.bus.preserve
4.05...................................................................misc.txes
4.05.............................................................compliance.laws
4.05(a)................................................compliance.non.compliance
4.05(b).....................................................compliance.necessity
4.06....................................................................eff.term
4.06............................................................inspect.property
4.06(a)................................................................eff.terma
4.06(a)..........................................inspect.prop.keep.proper.record
4.06(b)...................................................inspect.permit.inspect
4.06(c)...........................................................inspect.confid
4.06(c)(iv)(C)................................................inspect.property.C
4.07................................................limit.restrict.sub.dividends
4.08........................................................................debt
4.09.......................................................fixed.charge.coverage
4.10..................................................................neg.pledge
4.10(b).........................................................lien.exist.asset
4.10(e)...................................................lien.exist.time.of.acq
4.11.................................................consol.mergers.sales.assets
4.12...........................................................trans.with.affils
4.13...........................................................restrict.payments
4.14.............................................................subs.guarantors

5.01..............................................................events.default
5.01(a)...............................................event.default.fail.observe
5.01(b)..............................................event.default.fail.remedied
5.01(c).........................................................event.def.10days
5.01(d)........................................................event.def.writing
5.01(e)...................................................event.def.pay.mat.debt
5.01(f).....................................................event.def.accelerate
5.01(i)........................................................event.def.ben.own
5.01(j).......................................................event.def.fail.pay
5.01(k)..........................................................event.def.erisa
5.02..............................................................notice.default

6......................................................................art.taxes

7.01.....................................................................notices
7.02..................................................................no.waivers
7.03..................................................................exp. indem
7.03(b)............................................................bor.agr.indem
7.03(c)...........................................................exp.agent.bank
7.04................................................................jud.proceeds
7.06..............................................................amend.and.waiv
7.09................................................................counterparts
7.11................................................................waiver.trial








                                    Exh. B-1